Exhibit 99.1

Taronis Technologies, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

On November 29, 2019, Taronis Technologies, Inc. (“Taronis” or the “Company”) completed the previously announced distribution of 100% of the outstanding common stock of Taronis Fuels, Inc. (“Fuels”) to the Company’s shareholders (the “Distribution”).

The following unaudited pro forma condensed consolidated statements of operations of Taronis’ for the nine months ended September 30, 2019 and for each of the years ended December 31, 2018 and 2017 are presented as if the Distribution had occurred on January 1, 2017. The following unaudited pro forma condensed consolidated balance sheet of the Company as of September 30, 2019 is presented as if the Distribution and related events had occurred on September 30, 2019.

The statements have been derived from historical financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), are presented based on information currently available, are intended for informational purposes only, and do not purport to represent what Taronis’ financial position and results of operations actually would have been had the Distribution and related events occurred on the dates indicated, or to project Taronis’ financial performance for any future period. Specifically, the statements do not include adjustments related to special items, the effects of transition services arrangements between Taronis and Fuels, reductions in interest expense as a result of repayment or redemption of Taronis’ long-term debt or the impact of any future action Taronis may take to align its cost structure with the remaining Taronis business. Beginning in the fourth quarter of 2019, Fuels’ historical financial results for periods prior to the Distribution will be reflected in Taronis’ consolidated financial statements as discontinued operations.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with (i) the audited consolidated GAAP financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Taronis’ Form 10-K for the year ended December 31, 2018 and (ii) the unaudited condensed consolidated GAAP financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Taronis’ Form 10-Q for the nine months ended September 30, 2019.

Taronis Technologies Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2019

(dollars in thousands)

	Taronis Historical (a)	Fuels Spin-Off (c)	Notes	Taronis Continuing Pro Forma
Assets
Current Assets
Cash	$536	$(536)		$-
Accounts receivable, net	3,007	(3,007)		-
Inventory	3,476	(3,214)		262
Prepaid and other current assets	970	(290)		680

Total Current Assets	7,989	(7,047)		942

Property, plant and equipment, net	16,706	(16,674)		32
Intangible assets, net	7,374	-		7,374
Restricted deposit	816	(816)		-
Security deposits	184	(184)		-
Right-of-use assets, net	3,569	(3,569)		-
Goodwill	11,123	(11,123)		-

Total Assets	$47,761	$(39,413)		$8,384

Liabilities and Shareholders’ Equity

Current Liabilities
Accounts payable	$2,811	$(2,264)		$547
Accrued expenses	1,601	(1,375)		226
Financing leases liability, current	90	(90)		-
Operating leases liability, current	625	(625)		-
Note payable, net of debt discount	1,386	(1,386)		-
Total Current Liabilities	6,513	(5,740)		773

Long Term Liabilities
Note payable, net of current	1,477	(1,477)		-
Financing leases liability, net of current	97	(97)		-
Operating leases liability, net of current	2,944	(2,944)		-
Senior convertible debenture, net of debt discount	457	-		457
Total Liabilities	11,488	(10,258)		1,230

Commitments and Contingencies

Stockholders’ Equity
Common stock: $0.001 par; 190,000,000 shares authorized; 18,229,459 shares issued and outstanding at September 30, 2019	18	-		18
Additional paid-in-capital	135,676	-		135,676
Accumulated deficit	(99,421)	(29,155)	(d)	(128,576)
Total Stockholders’ Equity	36,273	(29,155)		7,118

Total Liabilities and Stockholders’ Equity	$47,761	$(39,413)		$8,348

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Taronis Technologies, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Nine Months Ended September 30, 2019

(dollars in thousands except per share data)

	Taronis Historical (a)	Fuels Spin-Off (b)	Taronis Continuing Pro Forma
Revenues	$16,133	$(16,133)	$-
Cost of revenues	8,453	(8,453)	-
Gross profit	7,680	(7,680)	-

Operating Expenses
Selling, general and administration	27,251	(12,405)	14,846
Research and development	28	-	28
Total Operating Expenses	27,279	(12,405)	14,874

Operating Loss	(19,599)	(4,725)	(14,874)

Other (Expense) Income
Interest	(202)	(31)	(171)
Other income	-	-	-
Total Other (Expense) Income	(202)	(31)	(171)

Net Loss	(19,801)	(4,756)	(15,045)

Deemed dividend	3,880	-	3,880

Net loss attributable to common shareholders	$(23,681)	$(4,756)	$(18,925)

Net loss attributable to common shareholders per share: Basic and diluted	$(2.78)	$-	$(2.22)

Weighted average common shares: Basic and diluted	8,516,344	-	8,516,344

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Taronis Technologies Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2018

(dollars in thousands except per share data)

	Taronis Historical (a)	Fuels Spin-Off (b)	Taronis Continuing Pro Forma
Revenues	$9,713	$(9,713)	$-
Cost of revenues	5,599	(5,599)	-
Gross profit	4,114	(4,114)	-

Operating Expenses
Selling, general and administration	19,080	(8,735)	10,345
Research and development	11	-	11
Gain on sale and disposal of property and equipment	(15)	(15)	-
Total Operating Expenses	19,076	(8,720)	10,356

Operating Loss	(14,962)	(4,606)	(10,356)

Other (Expense) Income
Interest	(179)	(179)	-
Accretion of debt discount	(184)	-	(184)
Other income	288	(288)	-
Total Other (Expense) Income	(75)	(109)	(184)

Net Loss	(15,037)	(4,497)	(10,540)

Deemed dividend	4,282	-	4,282

Net loss attributable to common shareholders	$(19,319)	$(4,497)	$(14,822)

Net loss attributable to common shareholders per share: Basic and diluted	$(7.75)	$-	$(5.95)

Weighted average common shares: Basic and diluted	2,491,435	-	2,491,435

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Taronis Technologies Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2017

(dollars in thousands except per share data)

	Taronis Historical (a)	Fuels Spin-Off (b)	Taronis Continuing Pro Forma
Revenues	$3,719	$(3,719)	$-
Cost of revenues	2,182	(2,182)	-
Gross profit	1,537	(1,537)	-

Operating Expenses
Selling, general and administration	13,134	(4,691)	8,443
Research and development	172	-	172
Gain on sale and disposal of property and equipment	(50)	(50)	-
Total Operating Expenses	13,256	(4,641)	8,615

Operating Loss	(11,719)	(3,104)	(8,615)

Other (Expense) Income
Interest	(15)	(15)	-
Accretion of debt discount	(1,030)	-	(1,030)
Other (expense) income	(2)	(2)	-
Extinguishment of debt	(513)	-	(513)
Change in fair value of derivative liability	2,255		2,255
Total Other (Expense) Income	695	(17)	712

Net Loss	(11,024)	(3,121)	(7,903)

Deemed dividend	4,974	-	4,974

Net loss attributable to common shareholders	$(15,998)	$(3,121)	$(12,877)

Net loss attributable to common shareholders per share: Basic and diluted	$(444.46)	$-	$357.73

Weighted average common shares: Basic and diluted	35,996	-	35,996

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Taronis Technologies Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(a) Reflects Taronis’ historical GAAP financial statements and does not reflect any adjustments related to the Distribution.

(b) Reflects the revenues and expenses directly associated with the results of operations of Fuels and was derived from the annual and interim combined GAAP financial statements included in Fuels’ Registration Statement on Form 10 (File No. 001-36782) (the “Form 10”), adjusted to exclude previously allocated corporate overhead costs and to include separation costs that are directly related to the separation of Fuels from Taronis.

(c) Reflects the assets and liabilities of Fuels and was derived from the unaudited combined GAAP balance sheet included in the Form 10, adjusted for certain assets and liabilities to give effect to the Distribution.

(d) Reflects approximately $29.2 million in Parent’s Net Investment in Taronis Fuels in lieu of stockholder’s equity